UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

GENPREX, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

GENPREX, INC.
3300 Bee Cave Road, #650-227, Austin, TX 78746

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To be held on December 14, 2023

To Our Stockholders:

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the “Special Meeting”) of Genprex, Inc. (the “Company”) will be held on Thursday, December 14, 2023, beginning at 9:00 a.m. Central Time.

The Special Meeting will be held solely in a virtual meeting format online at www.proxydocs.com/GNPX. You will not be able to attend the Special Meeting at a physical location.

At the Special Meeting, stockholders will act on the following matters:

●

Proposal 1 - To adopt and approve an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our issued shares of common stock, at a specific ratio, ranging from one-for-ten (1:10) to one-for-fifty (1:50), at any time prior to December 31, 2025, subject to our Board of Directors’ determination, in its sole discretion, whether or not to implement the reverse stock split and, if so, at what specific ratio within the foregoing range, without further approval or authorization of our stockholders; and

●

Proposal 2 - To approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies if the number of shares of common stock present or represented by proxy at the Special Meeting and voting “FOR” Proposal 1 are insufficient to approve Proposal 1.

Under Securities and Exchange Commission (“SEC”) rules that allow companies to furnish proxy materials to stockholders over the Internet, we have elected to deliver our proxy materials to our stockholders over the Internet. This delivery process allows us to provide stockholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery. On or about November 3, 2023, we intend to begin sending to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy materials for the Special Meeting. The Notice also provides instructions on how to vote online and how to receive a copy of the proxy materials by mail or by email.

Pursuant to the Company’s Amended and Restated Bylaws (the “Bylaws”), the Board has fixed the close of business on October 23, 2023 as the record date for determination of the stockholders entitled to vote at the Special Meeting and any adjournments or postponements thereof.

Your vote is important. Whether or not you plan to attend the Special Meeting, please submit your proxy to vote electronically via the Internet or by telephone, or, if you requested to receive your materials by mail, please complete, sign, date and return the accompanying proxy card or voting instruction card in the enclosed postage-paid envelope. If you attend the Special Meeting and prefer to vote during the Special Meeting, you may do so even if you have already submitted a proxy to vote your shares. You may revoke your proxy in the manner described in the proxy statement at any time before it has been voted at the Special Meeting.

By Order of the Board of Directors,

J. Rodney Varner
Chief Executive Officer
November , 2023
Austin, TX

TABLE OF CONTENTS

ABOUT THE MEETING	1

PROPOSAL 1	8

PROPOSAL 2	15

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	16

STOCKHOLDER PROPOSALS	18

HOUSEHOLDING OF SPECIAL MEETING MATERIALS	18

OTHER MATTERS	19

Appendix A	A-1

GENPREX, INC.
3300 Bee Cave Road, #650-227, Austin, TX 78746

PROXY STATEMENT

This proxy statement contains information related to our Special Meeting of Stockholders to be held on Thursday, December 14, 2023 at 9:00 a.m. Central Time, or at such other time and place to which the Special Meeting may be adjourned or postponed (the “Special Meeting”). The Special Meeting will be a virtual meeting via live webcast on the Internet. You will be able to attend the Special Meeting virtually via the Internet and vote during the meeting by visiting www.proxydocs.com/GNPX. The enclosed proxy is solicited by the Board of Directors (the “Board”) of Genprex, Inc. (the “Company”). The proxy materials relating to the Special Meeting are being made available via the Internet to stockholders entitled to vote at the meeting on or about November 3, 2023. A list of stockholders of record will be available during the 10 days prior to the Special Meeting at the Company’s principal place of business located at 3300 Bee Cave Road, #650-227, Austin, TX 78746. If you wish to view this list, please contact our Corporate Secretary, Catherine Vaczy, at Genprex, Inc., 3300 Bee Cave Road, #650-227, Austin, TX 78746. Such list will also be available for examination by the stockholders during the Special Meeting at www.proxydocs.com/GNPX.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 14, 2023: This Notice of Special Meeting of Stockholders, Proxy Statement and the proxy card are available online at: www.proxydocs.com/GNPX. Under Securities and Exchange Commission rules, we are providing access to our proxy materials by notifying you of the availability of our proxy materials on the Internet.

ABOUT THE MEETING

When and where will the Special Meeting be held?

The Special Meeting will be held on December 14, 2023, at 9:00 a.m., Central Time, in a virtual meeting format online at www.proxydocs.com/GNPX, and at any adjournment or postponement thereof. You will not be able to attend the Special Meeting at a physical location. If you plan to attend the Special Meeting, please review the instructions under “How do I attend the Special Meeting?” below.

What is the purpose of the Special Meeting?

We are calling the Special Meeting to seek the approval of our stockholders of the following matters (respectively, “Proposal 1” and “Proposal 2”):

●

To adopt and approve an amendment to our Amended and Restated Certificate of Incorporation (the “Charter”) to effect a reverse stock split of our issued shares of common stock, at a specific ratio, ranging from one-for-ten (1:10) to one-for-fifty (1:50), at any time prior to December 31, 2025, subject to the Board’s determination, in its sole discretion, whether or not to implement the reverse stock split and, if so, at what specific ratio within the foregoing range, without further approval or authorization of our stockholders (the “Reverse Split”); and

●

To approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies if the number of shares of common stock present or represented by proxy at the Special Meeting and voting “FOR” Proposal 1 are insufficient to approve Proposal 1.

What are the Board’s recommendations?

The Board recommends you vote:

●	FOR the Reverse Split and amendment to our Charter effecting the Reverse Split; and

●

FOR the approval of the adjournment of the Special Meeting, if necessary, to solicit additional proxies if the number of shares of common stock present or represented by proxy at the Special Meeting and voting “FOR” Proposal 1 are insufficient to approve Proposal 1.

If you are a stockholder of record and you return a properly executed proxy card or submit a proxy to vote over the Internet but do not mark the boxes showing how you wish to vote, your shares will be voted in accordance with the recommendations of the Board, as set forth above.

No other matters may be brought before the Special Meeting.

What constitutes a quorum?

The presence at the Special Meeting, in person (including, in the case of the virtual Special Meeting, by remote communication) or represented by proxy, of one-third (1/3) of the voting power of our stock outstanding on the record date and entitled to vote at the Special Meeting will constitute a quorum for the Special Meeting. Pursuant to the General Corporation Law of the State of Delaware, abstentions will be counted for the purpose of determining whether a quorum is present. If brokers have, and exercise, discretionary authority on at least one item on the agenda for the Special Meeting, uninstructed shares for which broker non-votes occur will constitute voting power present for the discretionary matter and will therefore count towards the quorum.

Why is the Company holding the Special Meeting in virtual format?

This Special Meeting will be held in a virtual meeting format only. The virtual format provides the opportunity for participation by a broader group of our stockholders, while reducing costs associated with planning, holding and arranging logistics for in-person meeting proceedings. Hosting a virtual meeting also (i) enables increased stockholder attendance and participation because stockholders can participate equally from any location around the world, at little to no cost, and (ii) reduces the environmental impact of this Special Meeting. You will be able to attend the Special Meeting online and submit your questions in advance of the meeting by visiting www.proxydocs.com/GNPX. You also will be able to vote your shares electronically at the Special Meeting by following the instructions below.

Why did I receive a notice in the mail regarding the Internet Availability of Proxy Materials instead of a full set of proxy materials?

As permitted by the rules of the SEC, we may furnish our proxy materials to our stockholders by providing access to such documents on the Internet, rather than mailing printed copies of these materials to each stockholder. Most stockholders will not receive printed copies of the proxy materials unless they request them. We believe that this process should expedite stockholders’ receipt of proxy materials, lower the costs of the Special Meeting and help to conserve natural resources. If you received a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail or electronically, you will not receive a printed or email copy of the proxy materials unless you request one by following the instructions included in the Notice. Instead, the Notice instructs you as to how you may access and review all of the proxy materials and submit your proxy on the Internet. If you requested a paper copy of the proxy materials, you may authorize the voting of your shares by following the instructions on the proxy card, in addition to the other methods of voting described in this proxy statement.

Who is entitled to vote at the Special Meeting?

Only stockholders of record at the close of business on the record date, October 23, 2023, are entitled to receive notice of, and to vote the shares of common stock that they held on that date at, the Special Meeting, or any adjournment or postponement thereof. Holders of our common stock are entitled to one vote per share on each matter to be voted upon.

As of the record date, we had 59,434,822 outstanding shares of common stock.

You do not need to attend the Special Meeting to vote your shares. Shares represented by valid proxies, received in accordance with the time periods specified in this proxy statement and not revoked prior to the Special Meeting, will be voted at the Special Meeting. For instructions on how to change or revoke your proxy, see “May I change or revoke my proxy?” below. For instructions on how to vote, see “How do I vote?” below.

Who can attend the meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend the Special Meeting, which as described herein is being conducted in a virtual meeting format online. For instructions on how to attend the virtual Special Meeting, please review the instructions under “How do I attend the Special Meeting?” below.

Do I need to attend the Special Meeting?

No. It is not necessary for you to attend the virtual Special Meeting in order to vote your shares. You may vote by telephone, through the Internet or by mail, as described in more detail below.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, VStock Transfer, LLC, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to directly grant your voting proxy directly to us or to vote by remote communication at the Special Meeting.

Beneficial Owner

If your shares of our common stock are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker, bank or nominee which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker as to how to vote and are also invited to attend the virtual Special Meeting. However, because you are not the stockholder of record, you may not vote these shares by remote communication at the virtual Special Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. If you do not provide the stockholder of record with voting instructions or otherwise obtain a signed proxy from the record holder giving you the right to vote the shares, broker non-votes may occur for the shares that you beneficially own. The effect of broker non-votes is more specifically described in “What vote is required to approve each proposal and how are votes counted?” below.

How do I attend the Special Meeting?

Both stockholders of record and stockholders who hold their shares in “street name” will need to register to be able to attend the Special Meeting, vote their shares during the Special Meeting, and submit their questions during the Special Meeting live via the Internet by following the instructions below.

If you are a stockholder of record, you must:

●

Follow the instructions provided on your Notice to first register at www.proxydocs.com/GNPX by 5:00 p.m. Eastern Time on December 12, 2023. You will need to enter your name, phone number, control number (included on your proxy card), and email address as part of the registration, following which you will receive an email confirming your registration.

●

On the day of the Special Meeting, if you have properly registered, you will receive an email approximately one-hour prior to the Special Meeting with a unique access URL. To enter the Special Meeting, log in using the unique access URL.

●	If you wish to vote your shares electronically at the Special Meeting, you may do so by following the instructions below.

If you are the beneficial owner of shares held in “street name,” you must:

●	Obtain a legal proxy from your broker, bank, or other nominee.

●

Register at www.proxydocs.com/GNPX by 5:00 p.m. Eastern Time on December 12, 2023. As part of the registration process, you will need to enter your name, phone number, and email address, and provide a copy of the legal proxy (which can be sent via email to the address listed on the registration website), following which you will receive an email confirming your registration and your control number. Please note, if you do not provide a copy of the legal proxy, you may still attend the Special Meeting, but you will be unable to vote your shares electronically at the Special Meeting.

●

On the day of the Special Meeting, if you have properly registered, you will receive an email approximately one-hour prior to the Special Meeting with a unique access URL. To enter the Special Meeting, log in using the unique access URL.

●	If you wish to vote your shares electronically at the Special Meeting, you may do so by following the instructions below.

How do I vote?

Whether you plan to attend the virtual Special Meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via the Internet. You may specify whether your shares should be voted for, against or abstain with respect to the proposals. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board’s recommendations. Voting by proxy will not affect your right to attend the Special Meeting.

Stockholder of record: shares registered in your name. If your shares are registered directly in your name through our stock transfer agent, VStock Transfer, LLC, or you have stock certificates registered in your name, you may:

Voting During the Special Meeting:

●

To vote during the live webcast of the Special Meeting, you must first register at www.proxydocs.com/GNPX. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you access to the virtual Special Meeting and to submit questions in advance of the meeting. Please be sure to follow the instructions found on your proxy card and/or voting authorization form and subsequent instructions that will be delivered to you via email.

Voting Prior to the Special Meeting:

If you are a stockholder of record, you may authorize a proxy to vote on your behalf at the Special Meeting in any of the following ways:

●

Over the Internet. You can submit a proxy to vote your shares via the Internet at www.proxypush.com/GNPX. Proxies submitted via the Internet must be received by 11:59 p.m. Eastern Time on December 13, 2023. Have your proxy card in hand as you will be prompted to enter your control number.

●

By Mail. If you received a proxy card by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with the Board’s recommendations. Proxies submitted by mail must be received by the close of business on December 13, 2023 in order to ensure that your vote is counted.

●

By Telephone. To vote over the telephone, dial toll-free 866-356-9132 using any touch-tone telephone and follow the recorded instructions. Your telephone vote must be received by 11:59 p.m. Eastern Time on December 13, 2023. Have your proxy card in hand as you will be prompted to enter your control number.

Submitting your proxy by mail, by telephone or through the Internet will not prevent you from casting your vote at the Special Meeting. You are encouraged to submit a proxy by mail, by telephone or through the Internet even if you plan to attend the Special Meeting via the virtual meeting website to ensure that your shares are represented at the Special Meeting.

Beneficial owner: shares registered in the name of bank, broker, or other nominee. If your shares are held in “street name” (held in the name of a bank, broker, or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted.

Even if you plan to attend the Special Meeting live via the Internet, we encourage you to vote in advance by Internet, telephone, or mail so that your vote will be counted if you later decide not to attend the Special Meeting live via the Internet.

May I change or revoke my proxy?

Yes. You may revoke your proxy or change your vote at any time before the proxy is exercised at the Special Meeting. You may change or revoke your proxy in any one of the following ways:

●	if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;

●	by re-voting over the Internet as instructed above;

●	by notifying our Corporate Secretary, Catherine Vaczy, in writing before the Special Meeting that you have revoked your proxy; or

●	by attending the virtual Special Meeting and voting at the meeting. Attending the virtual Special Meeting will not in and of itself revoke a previously submitted proxy.

Your most current vote, whether by Internet, telephone, or proxy card is the one that will be counted. For purposes of submitting your vote over the Internet before the Special Meeting, you may change your vote until 11:59 p.m. Eastern Time on December 13, 2023. At this deadline, the last vote submitted will be the vote that is counted. However, simply attending the virtual Special Meeting without voting will not revoke or change your proxy.

“Street name” holders of shares of our common stock should contact their bank, broker, trust or other nominee to obtain instructions as to how to revoke or change their proxies.

What if I receive more than one notice or proxy card?

You may receive more than one Notice or proxy card if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How do I vote?” for each account to ensure that all of your shares are voted.

What vote is required to approve each proposal and how are votes counted?

At the Special Meeting, an inspector of elections will determine the presence of a quorum and tabulate and certify the results of the voting by stockholders. Assuming that a quorum is present (see “What constitutes a quorum?” above), the following votes will be required:

●

With respect to the proposal to adopt and approve an amendment to our Charter to authorize the Board in its discretion to effect the Reverse Split (Proposal 1), the affirmative vote of a majority of the votes cast by all stockholders present in person (including by remote communication) or represented by proxy at the virtual Special Meeting and entitled to vote on the proposal is required to approve this proposal. Shares that are not represented at the Special Meeting, abstentions, if any, and, if this proposal is deemed to be “non-routine,” broker non-votes with respect to this proposal will not affect the outcome of the vote on this proposal. If Proposal 1 is deemed to be “routine” (which we believe likely to be the case), no broker non-votes will occur on this proposal; see “What is a ‘broker non-vote’?” and “Will my shares be voted if I do not vote?” below.

●

With respect to the proposal to approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are insufficient votes to approve Proposal 1 (Proposal 2), the affirmative vote of a majority of the shares present or represented by proxy at the Special Meeting and entitled to vote on the proposal is required to approve this proposal. Abstentions, if any, will have the effect of votes against this Proposal 2. Shares that are not represented at the Special Meeting and, if this proposal is deemed to be “non-routine,” broker non-votes with respect to this proposal will not affect the outcome of the vote on this proposal. If Proposal 2 is deemed to be “routine” (which we believe likely to be the case), no broker non-votes will occur on this proposal; see “What is a ‘broker non-vote’?” and “Will my shares be voted if I do not vote?” below.

Under the General Corporation Law of the State of Delaware, holders of the common stock will not have any dissenters’ rights of appraisal in connection with any of the matters to be voted on at the meeting.

What is a “broker non-vote”?

Banks, brokers, and other agents acting as nominees are permitted to use discretionary voting authority to vote proxies for proposals that are deemed “routine” by the New York Stock Exchange, which means that they can submit a proxy or cast a ballot on behalf of stockholders who do not provide a specific voting instruction. Brokers and banks are not permitted to use discretionary voting authority to vote proxies for proposals that are deemed “non-routine” by the New York Stock Exchange. The determination of which proposals are deemed “routine” versus “non-routine” may not be made by the New York Stock Exchange until after the date on which this proxy statement has been mailed to you. As such, it is important that you provide voting instructions to your bank, broker or other nominee, if you wish to ensure that your shares are present and voted at the Special Meeting on all matters and if you wish to direct the voting of your shares on “routine” matters.

A broker non-vote occurs when there is at least one “routine” matter to be considered at a meeting and a broker submits a proxy to vote on at least one “routine” proposal but does not vote on a given proposal because the broker does not have discretionary power for that particular item and has not received instructions from the beneficial owner on that proposal.

Under the applicable rules governing brokers, we believe the proposals (i) to adopt and approve an amendment to our Charter to effect the Reverse Split at the discretion of the Board (Proposal 1), and (ii) to approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are insufficient votes to approve Proposal 1 (Proposal 2), are each likely to be considered “routine” matters. If such proposals are “routine,” a bank or broker may be able to vote on Proposal 1 and Proposal 2 even if it does not receive instructions from you, so long as it holds your shares in its name. If, however, Proposal 1 or Proposal 2 is deemed by the New York Stock Exchange to be a “non-routine” matter, brokers will not be permitted to vote on any such proposal to the extent deemed “non-routine” if the broker has not received instructions from the beneficial owner.

Will my shares be voted if I do not vote?

If you are the stockholder of record, your votes will not be counted if you do not vote as described above under “How do I vote?” above. If you are the beneficial owner of shares held in street name and you do not provide voting instructions to the bank, broker, or other nominee that holds your shares, the bank, broker, or other nominee that holds your shares has the authority to vote your unvoted shares only on matters that are considered to be “routine” by the New York Stock Exchange. As described above, we believe that the proposals (i) to adopt and approve an amendment to our Charter to effect the Reverse Split at the discretion of the Board (Proposal 1), and (ii) to approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are insufficient votes to approve Proposal 1 (Proposal 2), are each likely to be considered “routine” matters by the New York Stock Exchange. If you are the beneficial owner of shares held in street name, we encourage you to provide voting instructions to your bank, broker, or other nominee. This ensures your shares will be voted at the Special Meeting and in the manner you desire.

Where can I find the voting results of the Special Meeting?

The preliminary voting results will be announced at the Special Meeting, and we will publish final results in a Current Report on Form 8-K filed with the SEC within four business days of the Special Meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

How are we soliciting this proxy?

We are soliciting this proxy on behalf of our Board and will pay all expenses associated therewith. Some of our officers, directors and other employees also may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile or other electronic means.

We will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of the capital stock and to obtain proxies.

In addition, we have engaged Alliance Advisors, LLC to assist in the solicitation of proxies and provide related informational support, for a services fee, which is not expected to exceed $15,000.

PROPOSAL 1: ADOPTION AND APPROVAL OF AN AMENDMENT TO OUR CHARTER TO EFFECT A REVERSE STOCK SPLIT OF OUR ISSUED SHARES OF COMMON STOCK, AT A SPECIFIC RATIO, RANGING FROM ONE-FOR-TEN (1:10) TO ONE-FOR-FIFTY (1:50), AT ANY TIME PRIOR TO DECEMBER 31, 2025, SUBJECT TO THE BOARD’S DETERMINATION, IN ITS SOLE DISCRETION, WHETHER OR NOT TO IMPLEMENT THE REVERSE STOCK SPLIT AND, IF SO, AT WHAT SPECIFIC RATIO WITHIN THE FOREGOING RANGE,

WITHOUT FURTHER APPROVAL OR AUTHORIZATION OF OUR STOCKHOLDERS

Overview

Our Board has determined that it is advisable and in the best interests of the Company and its stockholders for us to amend our Charter to effect a reverse stock split (the “Charter Amendment”) of our issued shares of common stock at a specific ratio, ranging from one-for-ten (1:10) to one-for-fifty (1:50) (the “Approved Split Ratios”), at any time prior to December 31, 2025, subject to the Board’s determination, in its sole discretion, whether or not to implement the reverse stock split and, if so, at what specific ratio within the foregoing range, without further approval or authorization of our stockholders (the “Reverse Split”). A vote for this Proposal 1 will constitute adoption and approval of the Charter Amendment and the Reverse Split that, once effected by filing the Charter Amendment with the Secretary of State of the State of Delaware, will combine between ten and fifty shares of our common stock into one share of our common stock. If implemented, the Reverse Split will have the effect of decreasing the number of shares of our common stock issued, but will have no effect on the number of shares of common stock we are authorized to issue.

Accordingly, stockholders are asked to adopt and approve the Charter Amendment set forth in Appendix A to effect the Reverse Split as set forth in the Charter Amendment, subject to the Board’s determination, in its sole discretion, whether or not to implement the Reverse Split and, if so, at what specific ratio within the range of the Approved Split Ratios, provided that if implemented, the Reverse Split must be effected on or prior to December 31, 2025. As set forth on Appendix A, by approving this Proposal 1, the stockholders will be deemed to have adopted and approved an amendment to effect the Reverse Split at each of the Approved Split Ratios.

If adopted and approved by our stockholders, the Reverse Split (if implemented in the Board’s sole discretion) would be effected at an Approved Split Ratio approved by the Board prior to December 31, 2025, if at all. If the Reverse Split is implemented by the Board, the Charter Amendment setting forth the Approved Split Ratio approved by the Board will be filed with the Secretary of State of the State of Delaware and any amendment to effect the Reverse Split at the other Approved Split Ratios will be abandoned. The Board reserves the right to elect to abandon the Charter Amendment and the Reverse Split at any of the Approved Split Ratios if it determines, in its sole discretion, that the Reverse Split is no longer in the best interests of the Company and its stockholders.

Purpose and Rationale for the Reverse Split

Avoid Delisting from the Nasdaq. On August 30, 2023, we received a written notice from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company is not in compliance with the $1.00 Minimum Bid Price requirement set forth in Nasdaq Listing Rule 5550(a)(2) for continued listing on The Nasdaq Capital Market (the “Minimum Bid Price Requirement”). The Nasdaq notification has no immediate effect on the listing or trading of the Company’s common stock on The Nasdaq Capital Market, and, therefore, the Company’s listing remains fully effective. We were provided an initial compliance period of 180 calendar days from the date of the Minimum Bid Price Requirement notice, or until February 26, 2024, to regain compliance with the Minimum Bid Price Requirement, pursuant to Nasdaq Listing Rule 5810(c)(3)(A). If at any time during this period the bid price of the Company’s common stock closes at or above $1.00 per share for a minimum of 10 consecutive business days, subject to the Staff’s discretion to extend such 10-day period pursuant to Nasdaq Listing Rule 5810(c)(3)(H), the Staff will provide the Company with a written confirmation of compliance and the matter will be closed. Alternatively, if we fail to regain compliance with Rule 5550(a)(2) prior to the expiration of the initial 180 calendar day period, we may be eligible for an additional 180 calendar day compliance period, provided (i) we meet the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on The Nasdaq Capital Market (except for the Minimum Bid Price Requirement) and (ii) we provide written notice to Nasdaq of our intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary.

If we do not regain compliance within the allotted compliance periods, including any extensions that may be granted by Nasdaq, Nasdaq will provide notice that our common stock will be subject to delisting. We would then be entitled to appeal that determination to a Nasdaq hearings panel.

Failure to approve the Reverse Split may potentially have serious, adverse effects on us and our stockholders. Our common stock could be delisted from Nasdaq because shares of our common stock may continue to trade below the requisite $1.00 per share price needed to maintain our listing in accordance with the Minimum Bid Price Requirement. Our shares may then trade on the OTC Bulletin Board or other small trading markets, such as the pink sheets. In that event, our common stock could trade thinly as a microcap or penny stock, adversely decrease to nominal levels of trading and may be avoided by retail and institutional investors, resulting in the impaired liquidity of our common stock.

As of October 17, 2023, our common stock closed at $0.33 per share on Nasdaq. The Reverse Split, if effected, would have the immediate effect of increasing the price of our common stock as reported on Nasdaq, therefore reducing the risk that our common stock could be delisted from Nasdaq.

Our Board strongly believes that the Reverse Split is necessary to maintain our listing on Nasdaq. Accordingly, the Board has approved resolutions proposing the Charter Amendment to effect the Reverse Split and directed that it be submitted to our stockholders for approval at the Special Meeting.

Management and the Board have considered the potential harm to us and our stockholders should Nasdaq delist our common stock from trading. Delisting could adversely affect the liquidity of our common stock since alternatives, such as the OTC Bulletin Board and the pink sheets, are generally considered to be less efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our common stock on an over-the-counter market. Many investors likely would not buy or sell our common stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange, or other reasons.

Other Effects. The Board also believes that the increased market price of our common stock expected as a result of implementing the Reverse Split could improve the marketability and liquidity of our common stock and will encourage interest and trading in our common stock. The Reverse Split, if effected, could allow a broader range of institutions to invest in our common stock (namely, funds that are prohibited from buying stock whose price is below a certain threshold), potentially increasing the trading volume and liquidity of our common stock. The Reverse Split could help increase analyst and broker’s interest in common stock, as their policies can discourage them from following or recommending companies with low stock prices. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, a low average price per share of our common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were higher.

Our Board does not intend for this transaction to be the first step in a series of plans or proposals to effect a “going private transaction” within the meaning of Rule 13e-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, because the number of authorized shares of our common stock will not be reduced, the Reverse Split will result in an effective increase in the authorized number of shares of our common stock. The effect of the relative increase in the amount of authorized and unissued shares of our common stock would allow us to issue additional shares of common stock in connection with future financings, employee and director benefit programs and other desirable corporate activities, without requiring our stockholders to approve an increase in the authorized number of shares of common stock each time such an action is contemplated.

Risks of the Proposed Reverse Split

We cannot assure you that the proposed Reverse Split will increase the price of our common stock and have the desired effect of maintaining compliance with Nasdaq listing standards.

If the Reverse Split is implemented, our Board expects that it will increase the market price of our common stock so that we are able to regain and maintain compliance with the Nasdaq Minimum Bid Price Requirement. However, the effect of the Reverse Split upon the market price of our common stock cannot be predicted with any certainty, and the history of similar stock splits for companies in like circumstances is varied. It is possible that (i) the per share price of our common stock after the Reverse Split will not rise in proportion to the reduction in the number of shares of our common stock outstanding resulting from the Reverse Split, (ii) the market price per post-Reverse Split share may not exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time, or (iii) the Reverse Split may not result in a per share price that would attract brokers and investors who do not trade in lower priced stocks. Even if the Reverse Split is implemented, the market price of our common stock may decrease due to factors unrelated to the Reverse Split. In any case, the market price of our common stock will be based on other factors which may be unrelated to the number of shares outstanding, including our future performance. If the Reverse Split is consummated and the trading price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Split. Even if the market price per post-Reverse Split share of our common stock remains in excess of $1.00 per share, we may be delisted should we fail to meet one or more of the other continued listing requirements, including the minimum stockholders’ equity requirement under Nasdaq Listing Rule 5550(b)(1) and Nasdaq requirements related to the minimum number of shares that must be in the public float and the minimum market value of the public float.

A decline in the market price of our common stock after the Reverse Split is implemented may result in a greater percentage decline than would occur in the absence of a reverse stock split.

If the Reverse Split is implemented and the market price of our common stock declines, the percentage decline may be greater than would occur in the absence of a reverse stock split. The market price of our common stock will, however, also be based upon our performance and other factors, which are unrelated to the number of shares of common stock outstanding.

The proposed Reverse Split may decrease the liquidity of our common stock.

The liquidity of our common stock may be harmed by the proposed Reverse Split given the reduced number of shares of common stock that would be outstanding after the Reverse Split, particularly if the stock price does not increase as a result of the Reverse Split.

Determination of the Ratio for the Reverse Split

If Proposal 1 is approved by stockholders and the Board determines that it is in the best interests of the Company and its stockholders to move forward with the Reverse Split, the Approved Split Ratio will be selected by the Board, in its sole discretion. However, the Approved Split Ratio will not be less than a ratio of one-for-ten (1:10) or exceed a ratio of one-for-fifty (1:50). In determining which Approved Split Ratio to use, the Board will consider numerous factors, including the historical and projected performance of our common stock, prevailing market conditions and general economic trends, and will place emphasis on the expected closing price of our common stock in the period following the effectiveness of the Reverse Split. The Board will also consider the impact of the Approved Split Ratios on investor interest. The purpose of selecting a range is to give the Board the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment. Based on the number of shares of common stock issued and outstanding as of October 17, 2023, after completion of the Reverse Split, we will have between 1,188,697 and 5,943,483 shares of common stock issued and outstanding, depending on the Approved Split Ratio selected by the Board.

Principal Effects of the Reverse Split

After the effective date of the proposed Reverse Split, each stockholder will own a reduced number of shares of common stock. Except for adjustments that may result from the treatment of fractional shares as described below, the proposed Reverse Split will affect all stockholders uniformly. The proportionate voting rights and other rights and preferences of the holders of our common stock will not be affected by the proposed Reverse Split except for adjustments that may result from the treatment of fractional shares as described below. For example, a holder of 2% of the voting power of the outstanding shares of our common stock immediately prior to the Reverse Split would continue to hold 2% of the voting power of the outstanding shares of our common stock immediately after the Reverse Split. The number of stockholders of record also will not be affected by the proposed Reverse Split.

The following table contains approximate number of issued and outstanding shares of common stock, and the estimated per share trading price following a 1:10 to 1:50 Reverse Split, without giving effect to any adjustments for fractional shares of common stock or the issuance of any derivative securities, as of October 17, 2023.

After Each Reverse Split Ratio

	Current	1:10	1:30	1:50
Common Stock Authorized (1)	200,000,000	200,000,000	200,000,000	200,000,000
Common Stock Issued and Outstanding	59,434,822	5,943,483	1,981,161	1,188,697
Number of Shares of Common Stock Reserved for Issuance (2)	28,487,139	2,848,742	949,633	569,774
Number of Shares of Common Stock Authorized but Unissued and Unreserved	112,078,039	191,207,775	197,069,206	198,241,529
Price per share, based on the closing price of our Common Stock on October 17, 2023 (3)	$0.33	$3.30	$9.90	$16.50

(1) The Reverse Split will not have any impact in the number of shares of common stock we are authorized to issue under our Charter.

(2) Includes (i) warrants to purchase an aggregate of 13,885,191 shares of common stock with a weighted average exercise price of $1.47 per share, (ii) 2,284,580 shares of common stock underlying unvested restricted stock units, (iii) 11,672,036 shares of common stock issuable upon exercise of stock options, with a weighted average exercise price of $3.02 per share, under the Company’s 2018 Equity Incentive Plan (the “2018 Plan”), (iv) 437,281 shares of common stock reserved for future issuance under the 2018 Plan, and (v) 208,050 shares of common stock reserved for future issuance under the Company’s 2018 Employee Stock Purchase Plan (the “ESPP”).

(3) The price per share indicated reflects solely the application of the applicable reverse split ratio to the closing price of the common stock on October 17, 2023.

After the effective date of the Reverse Split, our common stock would have a new committee on uniform securities identification procedures (CUSIP) number, a number used to identify our common stock.

Our common stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The proposed Reverse Split will not affect the registration of our common stock under the Exchange Act. Our common stock would continue to be reported on Nasdaq under the symbol “GNPX,” assuming that we are able to regain compliance with the Minimum Bid Price Requirement, although it is likely that Nasdaq would add the letter “D” to the end of the trading symbol for a period of twenty trading days after the effective date of the Reverse Split to indicate that the Reverse Split had occurred.

Effect on Outstanding Derivative Securities

The Reverse Split will require that proportionate adjustments be made to the per share exercise price and the number of shares issuable upon the exercise of the following outstanding derivative securities issued or reserved for future issuance by us, in accordance with the Approved Split Ratio (all figures are as of October 17, 2023 and are on a pre-Reverse Split basis), including:

●	13,885,191 shares of common stock issuable upon the exercise of outstanding warrants, with a weighted average exercise price of $1.47 per share;

●	2,284,580 shares of common stock underlying unvested restricted stock units,
●	11,672,036 shares of common stock issuable upon exercise of stock options, with a weighted average exercise price of $3.02 per share, under the 2018 Plan;
●	437,281 shares of common stock reserved for future issuance under the 2018 Plan; and
●	208,050 shares of common stock reserved for future issuance under the Company’s 2018 Employee Stock Purchase Plan (the “ESPP”).

The adjustments to the above securities, as required by the Reverse Split and in accordance with the Approved Split Ratio, would result in approximately the same aggregate price being required to be paid under such securities upon exercise, and approximately the same value of shares of common stock being delivered upon such exercise or conversion, immediately following the Reverse Split as was the case immediately preceding the Reverse Split.

Effect on our Equity Incentive Plan

As of October 17, 2023, we had 11,672,036 shares of common stock reserved for issuance pursuant to the exercise of outstanding options issued under our 2018 Plan, and 2,284,580 shares of common stock reserved for issuance underlying unvested restricted stock units issued under our 2018 Plan, as well as 437,281 shares of common stock available for issuance in connection with future awards under our 2018 Plan. Pursuant to the terms of the 2018 Plan, the Board, or a designated committee thereof, as applicable, will adjust the number of shares of common stock underlying outstanding stock options, the exercise price per share of outstanding stock options and other terms of outstanding awards issued pursuant to the 2018 Plan to equitably reflect the effects of the Reverse Split. Furthermore, the number of shares available for future grant under the 2018 Plan will be similarly adjusted.

Effect on our Employee Stock Purchase Plan

As of October 17, 2023, we had 208,050 shares of common stock authorized for issuance under the ESPP. Pursuant to the terms of the ESPP, the administrator of the ESPP will adjust the number of shares of common stock which may be delivered under the ESPP, the purchase price per share and number of shares of common stock covered by any unexercised outstanding options under the ESPP, and other numerical limits the ESPP, so as to equitably reflect the effects of the Reverse Split. The ESPP has not yet been utilized as a benefit available to our employees.

Effective Date

The proposed Reverse Split would become effective on the date of filing of the Charter Amendment with the office of the Secretary of State of the State of Delaware unless another effective date is set forth in the Charter Amendment. On the effective date, shares of common stock issued immediately prior thereto will be combined and reclassified, automatically and without any action on the part of our stockholders, into new shares of common stock in accordance with the Approved Split Ratio set forth in this Proposal 1. If the proposed Charter Amendment is not adopted and approved by our stockholders, the Reverse Split will not occur.

Treatment of Fractional Shares

No fractional shares of common stock will be issued as a result of the Reverse Split. Instead, record holders of our common stock who otherwise would be entitled to receive a fractional share because they hold a number of shares not evenly divisible by the Approved Split Ratio will automatically be entitled to receive an additional fraction of a share of common stock to round up to the next whole share. In any event, cash will not be paid for fractional shares.

Record and Beneficial Stockholders

If the Charter Amendment is adopted and approved and the Reverse Split is authorized by our stockholders and our Board elects to implement the Reverse Split, stockholders of record holding some or all of their shares of common stock electronically in book-entry form under the direct registration system for securities will receive a transaction statement at their address of record indicating the number of shares of common stock they hold after the Reverse Split. Non-registered stockholders holding common stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the consolidation than those that would be put in place by us for registered stockholders. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.

If the Charter Amendment is adopted and approved and the Reverse Split is authorized by the stockholders and our Board elects to implement the Reverse Split, stockholders of record holding some or all of their shares in certificated form can surrender certificates representing pre-Reverse Split shares to our transfer agent, VStock Transfer, LLC, in exchange for a certificate representing post-Reverse Split shares. Each certificate representing shares before the Reverse Split would continue to be valid and would represent the adjusted number of whole shares based on the Approved Split Ratio selected by the Board. No new post-Reverse Split share certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s).

STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.

Accounting Consequences

The par value per share of common stock would remain unchanged at $0.001 per share after the Reverse Split. As a result, on the effective date of the Reverse Split, the stated capital on our balance sheet attributable to the common stock will be reduced proportionally, based on the Approved Split Ratio selected by the Board, from its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share common stock net income or loss and net book value will be increased because there will be fewer shares of common stock outstanding. The shares of common stock held in treasury, if any, will also be reduced proportionately based on the Approved Split Ratio selected by the Board. Retroactive restatement will be given to all share numbers in our financial statements, and accordingly all amounts including per share amounts will be shown on a post-split basis. We do not anticipate that any other accounting consequences would arise as a result of the Reverse Split.

No Appraisal Rights

Our stockholders are not entitled to dissenters’ or appraisal rights under the Delaware General Corporation Law with respect to this Proposal 1 and we will not independently provide our stockholders with any such right if the Reverse Split is implemented.

Material Federal U.S. Income Tax Consequences of the Reverse Split

The following is a summary of material U.S. federal income tax consequences of a Reverse Split to our U.S. Holders (as defined below). The summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this proxy statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of a Reverse Split. This discussion only addresses U.S. Holders who hold common stock as capital assets. It does not purport to be complete and does not address U.S. Holders subject to special tax treatment under the Code, including, without limitation, financial institutions, tax-exempt organizations, insurance companies, dealers in securities, foreign stockholders, stockholders who hold their pre-reverse stock split shares as part of a straddle, hedge or conversion transaction, and stockholders who acquired their pre-reverse stock split shares pursuant to the exercise of employee stock options or otherwise as compensation. If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Accordingly, partnerships (and other entities treated as partnerships for U.S. federal income tax purpose) holding our common stock and the partners in such entities should consult their own tax advisors regarding the U.S. federal income tax consequences of the proposed Reverse Split to them. In addition, the following discussion does not address the tax consequences of the Reverse Split under state, local and foreign tax laws. Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after or at the same time as the Reverse Split, whether or not they are in connection with the Reverse Split.

For purposes of the discussion below, a “U.S. Holder” is a beneficial owner of shares of the Company’s common stock that for U.S. federal income tax purposes is: (i) an individual citizen or resident of the United States; (ii) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state therein or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust with respect to which a U.S. court is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions of the trust, or that has a valid election in effect to be treated as a U.S. person under applicable U.S. Treasury Regulations.

The Reverse Split is expected to constitute a “recapitalization” for U.S. federal income tax purposes pursuant to Section 368(a)(1)(E) of the Code. A U.S. Holder generally will not recognize gain or loss on the deemed exchange of shares pursuant to the Reverse Split, except potentially with respect to any additional fractions of a share of our common stock received as a result of the rounding up of any fractional shares that otherwise would be issued, as discussed below. Subject to the following discussion regarding a U.S. Holder’s receipt of a whole share of the Company’s common stock in lieu of a fractional share, a U.S. Holder’s aggregate tax basis in the shares of common stock received in the Reverse Split will equal the U.S. Holder’s basis in its old shares of common stock and such U.S. Holder’s holding period in the shares received will include the holding period in its old shares exchanged. The Treasury Regulations provide detailed rules for allocating the tax basis and holding period of shares of common stock surrendered in a recapitalization to shares received in the recapitalization. U.S. Holders of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

As described above under “Treatment of Fractional Shares,” no fractional shares of the Company’s common stock will be issued as a result of the Reverse Split. Instead, record holders of our common stock who otherwise would be entitled to receive a fractional share because they hold a number of shares not evenly divisible by the Approved Split Ratio will automatically be entitled to receive an additional fraction of a share of common stock to round up to the next whole share. A U.S. Holder who receives one whole share of the Company’s common stock in lieu of a fractional share may recognize income or gain in an amount not to exceed the excess of the fair market value of such share over the fair market value of the fractional share to which such U.S. Holder was otherwise entitled. The Company is not making any representation as to whether the receipt of one whole share in lieu of a fractional share will result in income or gain to any stockholder, and stockholders are urged to consult their own tax advisors as to the possible tax consequences of receiving a whole share in lieu of a fractional share in the Reverse Split.

We will not recognize any gain or loss as a result of the proposed Reverse Split.

THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL U.S. INCOME TAX CONSEQUENCES OF THE REVERSE SPLIT AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT THERETO. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE REVERSE SPLIT IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES.

Required Vote and Recommendation

In accordance with our Charter and Delaware law, approval and adoption of this Proposal 1 requires the affirmative vote of a majority of the votes cast at the Special Meeting. Abstentions and broker non-votes, if any, with respect to this proposal are not counted as votes cast and will not affect the outcome of this proposal. As described above, we believe that this proposal will likely be considered a “routine” matter under New York Stock Exchange rules, and accordingly, we do not expect any broker non-votes on this proposal.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF AN AMENDMENT TO THE CHARTER TO EFFECT THE REVERSE SPLIT.

PROPOSAL 2: THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THE NUMBER OF SHARES OF COMMON STOCK PRESENT OR REPRESENTED BY PROXY AT THE SPECIAL MEETING AND VOTING “FOR” THE ADOPTION OF PROPOSAL 1 ARE INSUFFICIENT TO APPROVE PROPOSAL 1.

Adjournment of the Special Meeting

If the number of shares of common stock present or represented by proxy at the Special Meeting and voting “FOR” the adoption of Proposal 1 are insufficient to adopt Proposal 1, we may move to adjourn the Special Meeting in order to enable the Board to solicit additional proxies in favor of the adoption of Proposal 1. In that event, we will ask stockholders to vote upon the adjournment proposal, Proposal 2, and not on the other proposal discussed in this proxy statement. If the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

Required Vote and Recommendation

If a quorum is present, approval of the proposal to adjourn the Special Meeting to a later date requires the affirmative vote of the majority of shares present or represented by proxy at the Special Meeting. Abstentions, if any, will have the effect of votes against this Proposal 2. Shares that are not represented at the Special Meeting and, if this proposal is deemed to be “non-routine,” broker non-votes with respect to this proposal will not affect the outcome of the vote on this proposal. As described above, we believe that this proposal will likely be considered a “routine” matter under New York Stock Exchange rules, and accordingly, we do not expect any broker non-votes on this proposal.

THE BOARD RECOMMENDS A VOTE “FOR” THE ADJOURNMENT OF THE SPECIAL MEETING IF THE NUMBER OF SHARES OF COMMON STOCK PRESENT OR REPRESENTED BY PROXY AT THE SPECIAL MEETING AND VOTING “FOR” PROPOSAL 1 ARE INSUFFICIENT TO APPROVE PROPOSAL 1.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information available to us with respect to the beneficial ownership of our common stock as of October 17, 2023 (unless otherwise noted) by:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;

●	each of our directors;

●	each of our Named Executive Officers; and

●	all of our directors and executive officers as a group.

The table lists applicable percentage ownership based on 59,434,822 shares of common stock outstanding as of October 17, 2023. Options and warrants to purchase shares of our common stock that are exercisable as of October 17, 2023, or within 60 days of October 17, 2023, are deemed to be beneficially owned by the persons holding these options for the purpose of computing percentage ownership of that person, but are not treated as outstanding for the purpose of computing any other person’s ownership percentage.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as noted by footnote, and subject to community property laws where applicable, we believe, based on the information provided to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

Except as otherwise noted below, the address for each person or entity listed in the table is c/o Genprex, Inc., 3300 Bee Cave Road, #650-227, Austin, TX 78746.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class (1)

Directors and Named Executive Officers
J. Rodney Varner	3,853,594	(2)	6.14%
Ryan M. Confer	1,632,308	(3)	2.68%
Catherine M. Vaczy	891,944	(4)	1.48%
Brent M. Longnecker	204,587	(5)	*
Jose Antonio Moreno Toscano	169,587	(6)	*
William R. Wilson, Jr.	169,587	(7)	*
All Directors and Executive Officers as a group (8 persons)	7,673,479	(8)	11.54%

5% Stockholders
CVI Investments, Inc./Heights Capital Management, Inc.	3,465,347	(9)	5.83%

*	Denotes less than 1%.

(1)

We have determined beneficial ownership in accordance with Rule 13d-3 under the Exchange Act, which is generally determined by voting power and/or dispositive power with respect to securities. Percentage ownership is based on 59,434,822 shares of common stock issued and outstanding as of October 17, 2023, plus any shares issuable upon exercise of options or warrants that are exercisable with 60 days of October 17, 2023 held by such person.

(2)

Represents (i) 534,735 shares of common stock held by J. Rodney Varner, (ii) 20,800 shares of common stock held by Alizzita Ltd. and (iii) 3,298,059 shares of common stock issuable upon exercise of options held by J. Rodney Varner. J. Rodney Varner is the Manager of Alizzita Ltd. and in such capacities has voting and dipositive power over the securities held by such entity.

(3)	Represents (i) 190,499 shares of common stock held by Ryan M. Confer and (ii) 1,441,809 shares of common stock issuable upon exercise of options.

(4)	Represents (i) 20,000 shares of common stock held by Catherine M. Vaczy and (ii) 871,944 shares of common stock issuable upon exercise of options.

(5)

Represents (i) 15,000 shares of common stock held by Brent M. Longnecker, (ii) 20,000 shares of common stock held by Longnecker Associates Ltd. and (iii) 169,587 shares of common stock issuable upon exercise of options.

(6)	Represents 169,587 shares of common stock issuable upon exercise of options.

(7)	Represents 169,587 shares of common stock issuable upon exercise of options.

(8)

Represents (i) an aggregate of 801,034 shares of common stock and (ii) an aggregate of 6,872,445 shares of common stock issuable upon exercise of options, in each case held by our current executive officers and directors.

(9)

The address of CVI Investments, Inc. (“CVI”) is P.O. Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, KYI-1104, Cayman Islands. The address of Heights Capital Management, Inc. (“Heights”, and collectively with CVI, the “Reporting Persons”) is 101 California Street, Suite 3250, San Francisco, CA 94111. Based on a Schedule 13G filed by the Reporting Persons with the SEC on July 24, 2023, the Reporting Persons have shared voting power and shared dispositive power with respect to 3,465,347 shares of common stock. Heights, which serves as the investment manager to CVI, Inc., may be deemed to be the beneficial owner of all shares owned by CVI.

STOCKHOLDER PROPOSALS

Stockholder Proposals and Director Nominations to be Considered for Inclusion in the Company’s Proxy Materials for the 2024 Annual Meeting

Any stockholder proposals submitted for inclusion in our proxy statement and form of proxy for our 2024 annual meeting of stockholders in reliance on Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must be received by us no later than January 11, 2024 in order to be considered for inclusion in our proxy statement and form of proxy. Such proposal must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal shall be mailed to: Genprex, Inc., 3300 Bee Cave Road, #650-227, Austin, TX 78746, Attn: Corporate Secretary.

Our Amended and Restated Bylaws state that a stockholder must provide timely written notice of any nominations of persons for election to our Board or any other proposal to be brought before the meeting together with supporting documentation as well as be present at such meeting, either in person or by a representative. For our 2024 annual meeting of stockholders, a stockholder’s notice shall be timely received by us at our principal executive office no later than March 29, 2024 and no earlier than February 28, 2024; provided, however, that in the event the 2024 annual meeting is scheduled to be held more than thirty (30) days before the anniversary date of the immediately preceding annual meeting (the “Anniversary Date”) or more than thirty (30) days after the Anniversary Date, a stockholder’s notice shall be timely if received by our Secretary at our principal executive office not earlier than the 120th day prior to such annual meeting and not later than the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Proxies solicited by our Board will confer discretionary voting authority with respect to these nominations or proposals, subject to the SEC’s rules and regulations governing the exercise of this authority. Any such nomination or proposal shall be mailed to: Genprex, Inc., 3300 Bee Cave Road, #650-227, Austin, TX 78746, Attn: Corporate Secretary.

Further, if you intend to nominate a director and solicit proxies in support of such director nominee(s) at our 2024 annual meeting of Stockholders, you must also provide the notice and additional information required by Rule 14a-19 to: Genprex, Inc., 3300 Bee Cave Road #650-227, Austin, Texas 78746, Attn: Corporate Secretary, no later than April 28, 2024. This deadline under Rule 14a-19 does not supersede any of the timing requirements for advance notice under our Amended and Restated Bylaws. The supplemental notice and information required under Rule 14a-19 is in addition to the applicable advance notice requirements under our Amended and Restated Bylaws, as described in this section, and it shall not extend any such deadline set forth under our Amended and Restated Bylaws.

HOUSEHOLDING OF SPECIAL MEETING MATERIALS

SEC rules concerning the delivery of disclosure documents allow us or your broker to send a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our annual reports, proxy statements, notices of internet availability of proxy materials, and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If a broker or other nominee holds your shares and (1) your household received a single set of the proxy materials for the Special Meeting, but you would prefer to receive your own copy or you do not wish to participate in householding and would like to receive your own set of our proxy materials in the future or (2) you share an address with another stockholder and together both of you would like to receive only a single set of proxy materials, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

We will promptly deliver a separate copy of this proxy statement to any stockholder upon written or oral request to: Genprex, Inc., 3300 Bee Cave Road, #650-227, Austin, TX 78746, Attn: Corporate Secretary, or by phone at (877)774-4679. Any stockholder who wants to receive a separate copy of this proxy statement, or of our proxy statements or annual reports in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the address and phone number above.

OTHER MATTERS

As of the date of this proxy statement, the Board knows of no matters that will be presented for consideration at the Special Meeting other than as set forth herein. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with the recommendation of the Board, or in the absence of such a recommendation, in their best judgment.

By Order of the Board of Directors,

J. Rodney Varner
Chief Executive Officer

November , 2023

Appendix A

CERTIFICATE OF AMENDMENT
OF THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
GENPREX, INC.

Genprex, Inc. (the “Company”), a corporation duly organized and validly existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”);

DOES HEREBY CERTIFY AS FOLLOWS:

FIRST: That the Amended and Restated Certificate of Incorporation of the Company (as heretofore amended, the “Amended and Restated Certificate of Incorporation”) is hereby amended as follows:

Article IV of the Amended and Restated Certificate of Incorporation be and hereby is amended by adding the following after the first paragraph of Section A of Article IV:

“Upon the effectiveness (“Effective Time”) of this amendment to the Certificate of Incorporation, a one-for-[ ]1 reverse stock split (the “Reverse Split”) of the Company’s Common Stock shall become effective, pursuant to which each [ ] shares of Common Stock outstanding and held of record by each stockholder of the Company or held in treasury by the Company immediately prior to the Effective Time (“Old Common Stock”) shall automatically, and without any action by the holder thereof, be reclassified and combined into one (1) validly issued, fully paid and non-assessable share of Common Stock (“New Common Stock”), subject to the treatment of fractional interests as described below and with no corresponding reduction in the number of authorized shares of Common Stock. The Reverse Split shall also apply to any outstanding securities or rights convertible into, or exchangeable or exercisable for, Old Common Stock and all references to such Old Common Stock in agreements, arrangements, documents and plans relating thereto or any option or right to purchase or acquire shares of Old Common Stock shall be deemed to be references to the New Common Stock or options or rights to purchase or acquire shares of New Common stock, as the case may be, after giving effect to the Reverse Split.

No fractional shares of Common Stock will be issued in connection with the Reverse Split. If, upon aggregating all of the Common Stock held by a holder of Common Stock immediately following the Reverse Split a holder of Common Stock would otherwise be entitled to a fractional share of Common Stock, the Company shall issue to such holder such fractions of a share of Common Stock as are necessary to round the number of shares of Common Stock held by such holder up to the nearest whole share.

1 Shall be a whole number equal to or greater than ten and equal to or lesser than fifty, which number is referred to as the “Approved Split Ratio” (it being understood that any Approved Split Ratio within such range shall, together with the remaining provisions of this Certificate of Amendment not appearing in brackets, constitute a separate amendment being approved and adopted by the Board of Directors of the Company and the stockholders of the Company in accordance with Section 242 of the General Corporation Law of the State of Delaware). The Board of Directors of the Company shall select the Approved Split Ratio prior to the filing of the Certificate of Amendment and any amendment not setting forth the Approved Split Ratio selected by the Board of Directors and included in the Certificate of Amendment filed with the Secretary of State shall be automatically abandoned upon the filing of such Certificate of Amendment.

Each holder of record of a certificate or certificates for one or more shares of the Old Common Stock shall be entitled to receive as soon as practicable, upon surrender of such certificate, a certificate or certificates representing the largest whole number of shares of New Common Stock to which such holder shall be entitled pursuant to the provisions of the immediately preceding paragraphs. Each stock certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock that were issued and outstanding immediately prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock after the Effective Time into which the shares formerly represented by such certificate have been reclassified, subject to adjustment for fractional shares as described above.”

SECOND: That the amendment set forth in this Certificate of Amendment was duly adopted by the Board of Directors of the Company and the stockholders of the Company in accordance with Section 242 of the DGCL.

THIRD: That said amendment will have an Effective Time of [__], Eastern Time, on [__].

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Amendment on this _____ day of ______________, 202_.

GENPREX, INC.

By:
Name:
Title:

Genprex

P.O. BOX 8016, CARY, NC 27512-9903

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:

INTERNET
Go To: **www.proxypush.com/GNPX**
- Cast your vote online
- **Have your Proxy Card ready**
- Follow the simple instructions to record your vote

PHONE Call **1-866-356-9132**
- Use any touch-tone telephone
- **Have your Proxy Card ready**
- Follow the simple recorded instructions

MAIL
- Mark, sign and date your Proxy Card
- Fold and return your Proxy Card in the postage-paid envelope provided

You must register to attend the meeting online and/or participate at www.proxydocs.com/GNPX

Genprex, Inc.

Special Meeting of Stockholders

For Stockholders of record as of October 23, 2023

DATE: Thursday, December 14, 2023
TIME: 9:00 AM, Central Time
PLACE: Special Meeting to be held live via the internet - please visit www.proxydocs.com/GNPX for more details

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints J. Rodney Varner, Catherine Vaczy and Ryan Confer (the "Named Proxies"), and each or any of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Genprex, Inc. which the undersigned is entitled to vote at said meeting and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Genprex, Inc.

Special Meeting of Stockholders

Please make your marks like this: X

PROPOSALS - THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSALS 1 AND 2:

You must register to attend the meeting online and/or participate at www.proxydocs.com/GNPX
Authorized Signatures - Must be completed for your instructions to be executed.
Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable) Date

Signature (if held jointly) Date